Exhibit (a)1(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

BEVERLY HILLS BANCORP INC.

pursuant to

THE OFFER TO PURCHASE OF BEVERLY HILLS BANCORP INC.

DATED JULY 14, 2006

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST 14, 2006 UNLESS THE OFFER IS EXTENDED.

You must use this form to accept the Offer (as defined below) if:

1.	certificates representing your shares of common stock (the “Shares”) of Beverly Hills Bancorp Inc., a Delaware corporation, are not immediately available or cannot be delivered to the Depositary before the Expiration Date (as defined in the Offer to Purchase); or

2.	the procedures for book-entry transfer cannot be completed before the Expiration Date; or

3.	time will not permit all required documents to reach the Depositary before the Expiration Date.

This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

THE DEPOSITORY FOR OUR OFFER IS:

American Stock Transfer & Trust Company

By Mail	By Hand or Overnight Delivery	By Facsimile Transmission
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417	American Stock Transfer & Trust Company Operations Center 6201 15th Avenue Brooklyn, NY 11219 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417	For Eligible Institutions only: (718) 234-5001

Delivery of this Notice of Guaranteed Delivery to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Beverly Hills Bancorp Inc., a Delaware corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:                      shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER EITHER A. OR B.):

A. SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below (and not checking the box under “B. SHARES TENDERED AT PRICE DETERMINED UNDER TENDER OFFER”), the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WANTS TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 6 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐ $9.00 ☐ $9.10 ☐ $9.20	☐ $9.30 ☐ $9.40 ☐ $9.50

OR

B. SHARES TENDERED AT PRICE DETERMINED UNDER TENDER OFFER

(SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

By checking the box below (and not checking any box under “A. SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER”), the undersigned hereby tenders shares at the selected price, as the same shall be determined by the Company in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the selected price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $9.00.

CHECK ONLY ONE BOX UNDER (A) OR (B) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 5 of the Letter of Transmittal)

Complete this section only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER

(See Instruction 6 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 5 of the Offer to Purchase. Unless at least the minimum number of shares the shareholder indicates below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by the shareholder will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

SIGNATURES

Signature(s):

Name(s) of Record Holders(s):
(please type or print)

Certificate Nos.:

Address:

(include zip code)

Telephone Number:

Date:

☐	Check here if tendered shares are being delivered by book-entry delivery made to an account maintained by the depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the book-entry transfer facility may deliver shares by book-entry delivery).

Name of Tendering Institution:

Account Number:

Transaction Code Number:

GUARANTEE OF DELIVERY

(Not To Be Used For Signature Guarantee)

The undersigned is a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The undersigned hereby guarantees (1) that the above named person(s) ”own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three business days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

NAME OF FIRM:

AUTHORIZED SIGNATURE:

NAME, TITLE:

ADDRESS:

(include zip code)

TELEPHONE NUMBER:

DATE:

Note: Do not send certificates for shares with this Notice.

Certificates for Shares should be sent with your Letter of Transmittal.

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